Exhibit 21.01

SUBSIDIARIES OF BROOKE CORPORATION

The following is a list of the direct and indirect subsidiaries of Brooke Corporation, a Kansas corporation. All active subsidiaries do business under their corporate names listed above or close derivatives thereof, except as indicated in the notes:

Subsidiary Name		Jurisdiction in which organized
1)	Brooke Franchise Corporation	Missouri (1)
2)	Brooke Credit Corporation	Kansas (1)
3)	Brooke Brokerage Corporation	Kansas (1)
4)	Brooke Agency Services Company LLC	Delaware (1)
5)	Brooke Agency Services Company of Nevada, LLC	Nevada (1)
6)	Brooke Bancshares, Inc.	Kansas (1)
7)	Delta Plus Holdings, Inc.	Missouri (1)
8)	Brooke Investments, Inc.	Kansas (2)
9)	Brooke Agency, Inc.	Kansas (2)
10)	The American Heritage, Inc.	Kansas (2)
11)	The American Agency, Inc.	Kansas (2)
12)	Brooke Funeral Services Company, LLC	Delaware (2)
13)	Brooke Life and Health, Inc.	Kansas (2)
14)	First Brooke Insurance and Financial Services, Inc.	Texas (2)
15)	Christopher Joseph & Company	Missouri (2)
16)	Brooke Acceptance Company LLC	Delaware (3)
17)	Brooke Capital Company, LLC	Delaware (3)
18)	Brooke Captive Credit Company 2003, LLC	Delaware (3)
19)	Brooke Credit Funding, LLC	Delaware (3)
20)	Brooke Securitization Company 2004A, LLC	Delaware (3)
21)	Brooke Securitization Company V, LLC	Delaware (3)
22)	Brooke Securitization Company 2006-1, LLC	Delaware (3)
23)	Brooke Warehouse Funding, LLC	Delaware (3)
24)	Brooke Acceptance Company 2007-1 LLC	Delaware (3)
25)	Titan Lending Group Inc.	Delaware (3)
26)	Brooke Canada Funding, Inc.	New Brunswick (3)
27)	CJD & Associates, L.L.C.	Kansas (4)
28)	Brooke Savings Bank	Federal (5)
29)	Traders Insurance Connection, Inc.	Missouri (6)
30)	Traders Insurance Company	Missouri (7)
31)	Professional Claims, Inc.	Missouri (7)
32)	Brooke Capital Corporation	Kansas (8)
33)	First Life America Corporation	Kansas (9)
34)	Brooke Capital Advisors, Inc.	Kansas (9)
35)	First Capital Venture, Inc.	Kansas (9)
36)	The DB Group, Ltd.	Bermuda (10)
37)	DB Indemnity Ltd.	Bermuda (10)

Notes to Subsidiaries of Brooke Corporation:

(1)	Wholly owned subsidiary of Brooke Corporation.
(2)	Wholly owned subsidiary of Brooke Franchise Corporation.
(3)	Wholly owned subsidiary of Brooke Credit Corporation.
(4)	Wholly owned subsidiary of Brooke Brokerage Corporation that conducts business under the trade name “Davidson-Babcock.”
(5)	Federal savings bank that is a wholly owned subsidiary of Brooke Brokerage Corporation.

(6)	Wholly owned subsidiary of Delta Plus Holdings, Inc.
(7)	Wholly owned subsidiary of Traders Insurance Connection, Inc.
(8)	Majority-owned subsidiary of Brooke Corporation.
(9)	Wholly owned subsidiary of Brooke Capital Corporation.
(10)	Wholly owned subsidiary of Brooke Bancshares, Inc.